UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2019

DISCOVERY ENERGY CORP.

(Exact name of registrant as specified in its Charter)

Nevada	000-53520	98-0507846
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Riverway Drive, Suite 1700

Houston, Texas 77056

713-840-6495

(Address and telephone number of principal executive offices, including zip code)

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2019, the Board of Directors of Discovery Energy Corp. (the “Company”) approved the award of shares of the Company’s common stock to several of the Company’s officers, each of whom is also a director of the Company. In approving these awards, each director abstained from participating in the consideration and approval of such director’s own award. The shares were awarded for services provided to the Company as officers over the past seven years, and were made pursuant to the Discovery Energy Corp. 2012 Equity Incentive Plan. The awarded shares were fully vested at the time of the award and can be immediately sold, subject to applicable federal securities law restrictions on such sales. The following table provides information about the officers receiving an award and the number of shares awarded:

Name of Officer	Offices Held	Number of Award Shares
Keith D. Spickelmier	Chairman of the Board	1,250,000
Keith J. McKenzie	Chief Executive Officer	750,000
William E. Begley	President and Chief Financial Officer	750,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVERY ENERGY CORP.
(Registrant)

Date: April 17, 2019	By:	/s/ William E. Begley, Jr.
William E. Begley, Jr.,
President